                                                                      EXHIBIT 99

                                 21,760 SHARES

                           IMPERIAL HOLLY CORPORATION

                                  COMMON STOCK
                                ________________


     This prospectus (this "Prospectus") relates to the offering of 21,760 shares (the "Shares") of common stock, without par value (the "Common Stock"), of Imperial Holly Corporation (the "Company") by one or all of the selling shareholders named herein (the "Selling Shareholders"). See "Selling Shareholders." The Shares include rights to purchase preferred stock associated with the Common Stock. The Selling Shareholders are or have been directors of the Company and acquired the Shares under the Company's Nonemployee Director Compensation Plan. The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

     Sales of the Shares by the Selling Shareholders may be made from time to time, pursuant to this Prospectus or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), (or any other applicable exemption from registration under the Securities Act), in one or more transactions, including block transactions, on the American Stock Exchange or any other exchange or quotation system on which the Common Stock may be admitted for trading (collectively, the "Exchanges"), pursuant to and in accordance with the applicable rules of the Exchanges, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be offered directly, to or through agents designated from time to time, or to or through brokers or dealers, or through any combination of such methods of sale. Such agents, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). A member firm of an Exchange may be engaged to act as a Selling Shareholder's agent in the sale of Shares by such Selling Shareholder. To the extent required, specific information regarding the Shares will be set forth in an accompanying Prospectus Supplement. The Selling Shareholders and any broker, dealer, agent or other person that participates with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such persons and any profit on the resale of the Shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Shareholder will be borne by such Selling Shareholder. See "Plan of Distribution."

     The Common Stock is listed on the American Stock Exchange under the symbol "IHK."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION   NOR   HAS   THE   SECURITIES   AND   EXCHANGE
               COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                                ________________

                The Date of this Prospectus is November 18, 1996

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              ___________________

                               TABLE OF CONTENTS

AVAILABLE INFORMATION..................................................  2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................  3
THE COMPANY............................................................  3
SELLING SHAREHOLDERS...................................................  4
PLAN OF DISTRIBUTION...................................................  5
LEGAL MATTERS..........................................................  5
EXPERTS................................................................  5

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington D.C., and at certain of its Regional Offices, during business hours. The current address of each such facility is set forth below. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington D.C. 20549, at prescribed rates. Furthermore, the Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by the Company with the Commission. The address of such Web site is http://www.sec.gov.


              Current Addresses of SEC Public Reference Facilities
              ----------------------------------------------------

Public Reference Room    New York Regional Office  Chicago Regional Office
450 Fifth St., NW        7 World Trade Center      Northwestern Atrium Center
Room 1024                13th Floor                500 West Madison Street, Suite 1400
Washington D.C. 20549    New York, New York 10048  Chicago, Illinois 60661


          The Company's Common Stock is listed on the American Stock Exchange under the symbol "IHK." Reports, proxy statements and other information concerning the Company can also be inspected at the American Stock Exchange during business hours. The American Stock Exchange is located at 86 Trinity Place, New York, New York 10006; telephone (800) 875-1247.

          This Prospectus constitutes part of a registration statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any contract, agreement or any other document or exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete; with respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996;

          (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 1996;

          (3) the Company's Current Reports on Form 8-K dated April 19, 1996
              (as amended by Form 8-K/A filed July 5, 1996) and August 29, 1996;

          (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated August 11, 1989; and

          (5) the description of the Company's Rights to Purchase Preferred Stock contained in the Company's Registration Statement on Form 8-A dated September 29, 1989.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that have been incorporated by reference herein unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to William F. Schwer, Senior Vice President, Secretary and General Counsel, Imperial Holly Corporation, One Imperial Square, Suite 200, 8016 Highway 90-A, Sugar Land, Texas 77487 (telephone (281) 491-9181).


                                  THE COMPANY

          The Company is one of the nation's largest producers and marketers of refined sugar, producing both cane and beet sugar. The Company refines raw cane sugar primarily at its Imperial Sugar Company refinery in Sugar Land, Texas. Through Holly Sugar Corporation, the Company's wholly-owned subsidiary, the Company extracts refined beet sugar by processing sugarbeets purchased from independent growers at processing plants in California, Wyoming, Montana and Texas. The Company sells its refined sugar directly and through brokers to wholesalers, retail grocers and food manufacturers. The Company sells by-products (primarily beet pulp and molasses) from the extraction and refining processes for use as livestock feed and markets commercial beet seed.

          The Company was incorporated in 1924 as Imperial Sugar Company and is the successor to a cane sugar plantation and milling operation begun in Sugar Land in the early 1800's that began producing granulated sugar in 1843. In 1988, the Company purchased Holly Sugar Corporation and the Company's name was changed to Imperial Holly Corporation. Holly Sugar Corporation was founded in 1905 and incorporated in 1916.

          The principal executive offices of the Company are located at One Imperial Square, Suite 200, 8016 Highway 90-A, Sugar Land, Texas 77487; telephone (281) 491-9181.

                                  SELLING SHAREHOLDERS

          The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 31, 1996 by each Selling Shareholder.

                                                                        Number of       Percent of
                                      Number of Shares     Number of     Shares           Class
                                        Beneficially        Shares    Beneficially     Beneficially
                                           Owned           Offered       Owned         Owned After
Selling Shareholder (1)               Prior to Offering     Hereby    After Offering    Offering (2)
------------------                    -----------------   ---------   --------------   --------------
A. M. Bartolo (3)(4)                   42,865                2,176          40,689            *

John D. Curtin, Jr. (4)                 5,676                2,176           3,500            *

Edward O. Gaylord                      14,176                2,176          12,000            *

Ann O. Hamilton (5)                   309,769                2,176         307,593           2.2%

Harris L. Kempner, Jr. (6)(7)         454,478                2,176         452,302           3.2%

I. H. Kempner, III (4)(5)(6)(8)(9)    714,113                2,176         711,937           5.0%

Henry E. Lentz (10)                    15,176                2,176          13,000             *

Robert L. K. Lynch (5)(11)            411,838                2,176         409,662           2.9%

Fayez Sarofim                         678,676                2,176         676,500           4.8%

Daniel K. Thorne (12)                 760,745                2,176         758,569           5.4%

---------------------

*  Less than 1% of the outstanding Common Stock.

(1) All Selling Shareholders, except Mr. A. M. Bartolo, are nonemployee directors of the Company as of the date of this Prospectus. Mr. Bartolo served as a nonemployee director of the Company until his retirement from active membership on the Company's Board of Directors on October 25, 1996. The Company has appointed Mr. Bartolo as a director emeritus.
(2) Based on 14,143,717 shares of the Company's Common Stock outstanding on November 4, 1996 and excluding shares held in the treasury of the Company.
(3) At the time of his retirement from the Company in 1994, Mr. Bartolo was Executive Vice President and Chief Operating Officer of the Company and President of Imperial Sugar Company, a division of the Company.
(4) Includes shares subject to stock options exercisable within 60 days as follows: Mr. I. H. Kempner, III, 81,325 shares; Mr. Bartolo, 12,000 shares; Mr. Curtin, 1,500 shares.
(5) Includes 134,187 shares of Common Stock owned by the Harris and Eliza Kempner Fund, a charitable foundation, as to which Ms. Hamilton, Mr. I. H. Kempner, III and Mr. Lynch share voting power and investment power as co-trustees along with other trustees.
(6) Includes 332,363 shares of Common Stock owned by the H. Kempner Trust Association, over which Mr. I. H. Kempner, III and Mr. Harris L. Kempner, Jr. share voting power and investment power as co-trustees with three other co-trustees.
(7) Includes 6,420 shares of Common Stock held by Mr. Harris L. Kempner, Jr.'s wife, as to which he shares voting and investment power. Mr. Kempner disclaims beneficial ownership as to such shares.
(8) Includes 4,443 shares of Common Stock held by Mr. I. H. Kempner III's wife, as to which Mr. Kempner disclaims beneficial ownership.
(9) Mr. I. H. Kempner, III currently serves as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors of the Company. He retired as an executive officer of the Company in January 1996.
(10) Mr. Lentz serves as a managing director of Lehman Brothers, Inc., an investment banking firm that serves from time to time as the Company's financial advisor in connection with various matters.
(11) Includes 188,891 shares of Common Stock owned by a testamentary trust as to which Mr. Lynch is the income beneficiary and has a power of appointment. Mr. Lynch does not have voting or investment power with respect to such shares. Also includes 45,367 shares of Common Stock held by a revocable trust for the benefit of Mr. Lynch's sister as to which Mr. Lynch is co-trustee and shares voting and investment power with two other co-trustees. Mr. Lynch disclaims beneficial ownership over the shares held in trust for his sister.
(12) Includes 327,142 shares of Common Stock owned by a testamentary trust as to which Mr. Thorne is the sole beneficiary and a co-trustee. Also includes 166,947 shares owned by the Alan Pryce-Jones Trust, of which Mr. Thorne is a co-trustee, and 875 shares owned by his wife of which Mr. Thorne disclaims beneficial ownership.

          The Shares may be offered or sold by the Selling Shareholders named above or by any pledgee, donee, transferee or other successor in interest that may be permitted under the Plan.

                              PLAN OF DISTRIBUTION

          Shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Shareholders, pursuant to this Prospectus or Rule 144 under the Securities Act (or any other applicable exemption from registration under the Securities Act). The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares being offered hereby in one or more transactions, including block transactions, on the American Stock Exchange or any other Exchange pursuant to and in accordance with the applicable rules of such Exchanges, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          The Shares may be offered directly, to or through agents designated from time to time or through brokers or dealers, or through any combination of these methods of sale. Such agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). A member firm of an Exchange may be engaged to act as the Selling Shareholder's agent in the sale of Shares by the Selling Shareholders. Usual and customary brokerage fees will be paid by the Selling Shareholders. The Selling Shareholders and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an
underwriting discount or commission under the Securities Act.   All expenses of
registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.

          The Selling Shareholders may indemnify any broker-dealer or other person that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

          At the time a particular offer of the shares of Common Stock registered hereunder is made, if required, a Prospectus Supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter for securities purchased, any discount, commission and other item constituting compensation and any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

          The sale of the Shares also is subject to certain restrictions contained in the Nonemployee Director Compensation Plan. There can be no assurance that the Selling Shareholders will sell all or any of the shares of Common Stock offered hereunder.


                                  LEGAL MATTERS

          Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Baker & Botts, L.L.P., Houston, Texas.


                                    EXPERTS

          The Company's consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein and have been so incorporated in reliance upon the report of such firm based on their authority as experts in accounting and auditing.

          The combined financial statements of Spreckels Sugar Company, Inc. and Limestone Products Company, Inc. incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A filed July 5, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports, which are incorporated by reference herein and have been so incorporated in reliance upon the reports of such firm as experts in accounting and auditing.

                                       6